Exhibit 99.1

Contact:	Geoffrey Buscher
SBG Investor Relations
508-532-1790
IR@xerium.com

XERIUM TECHNOLOGIES ISSUES INVESTOR UPDATE

YOUNGSVILLE, N.C., February 2, 2009 – Xerium Technologies, Inc. (NYSE: XRM), a leading global manufacturer of clothing and roll covers used primarily in the paper production process, today issued the following update to shareholders from Stephen R. Light, President, Chief Executive Officer and Chairman:

My fellow shareholders,

It’s been several very busy months since I’ve had the opportunity to address the shareholders of our company and the people that follow our performance. I’d like to use this letter to you to bring you along on our journey, even though our 2008 results are not expected to be released until mid-March in conjunction with our 10K filing. As a consequence I’ll only comment on a few metrics that are indicative of what I consider to be an excellent first year in the Company’s turnaround.

While the politicians have nearly worn out the word “Change” in the Fall campaign, 2008 was a year of significant change for Xerium Technologies. During 2008 we radically changed the Company’s operating strategy, and changed the Chief Executive Officer, three division presidents, numerous senior managers, and three members of the Board of Directors retired and were replaced by industry experts. I believe the timing of our strategy change was appropriate as our credit amendment, which occurred about six months before the global credit crisis, provided us with extra impetus to find a competitive edge.

It is our strategy to reduce our financial leverage by generating cash in every manner possible and by applying this cash to debt reduction. This will be accomplished by improving the earnings we derive from our sales by removing all non-value adding work from our operations and processes and likewise using this increased cash flow to reduce debt. It is our strategy to develop new products that add clearly demonstrative value to our customers, and with these new products, earn their loyalty and enjoy improved pricing and market share. We also will invest modestly in products for markets that are parallel to ours where the barriers to entry are low and our technology and distribution processes make entry attractive. Finally, it is our strategy to maximize the contribution of every person in the organization to these efforts by removing performance barriers and developing incentives that serve to align their efforts with the first two strategies. We will have a smaller workforce of the best people, aligned to our strategies, and assigned to the tasks most appropriate to their skills and abilities.

Our new three element strategy has been communicated and embraced at every level and location of the Company. Early results of these strategies have already begun to show on our bottom line and the declining amount of our debt.

Based upon preliminary unaudited results, our revenues and adjusted EBITDA both increased measurably in 2008 from 2007 in spite of deteriorating market conditions. We anticipate reporting 2008 revenues in the range of $620 to $640 million and “bank” adjusted EBITDA increased more than twelve percent compared to 2007. At year end, our balance sheet contained more than $25 million of cash after having made our loan payments on December 31, 2008.

Our preliminary results show we managed our Capex investment to between $36 and $42 million during the year, a substantial reduction from the $48 million invested in 2007 and reflects our new strategies. Much of the spending in 2008 was committed in late 2007 for the Asia Strategy and could not be cancelled. Consequently, in 2009 we expect to have ample Capex to serve our needs.

Our productivity initiatives have also delivered positive results in our measurement of sales per employee which increased more than 5.5% during 2008. This improvement does not recognize the recently announced shutdown of our Australian operations nor the curtailment of our Vietnam project. Both will result in more improvement. Workforce reductions are difficult but the health of the Company improves when the right number of people work on the right tasks. Plant closures and other personnel actions during 2008 reduced our workforce by nearly 100 people, with over 230 additional reductions to be implemented in the first quarter of 2009.

Our most public initiatives have dealt with our focus on reducing trade working capital to release cash “Trapped” on the balance sheet for debt repayment. We have been very successful. More than half of the cash we identified as “Trapped Cash” last March has been released. In the fourth quarter we concentrated on converting consignment inventories - inventories we own and store at a customer’s plant ready for their use - into cash. Good progress was made. Based on our preliminary fourth quarter results, our inventory turns increased from 3.2 turns in fiscal year 2007 to approximately 4.5 turns in fiscal year 2008. Our Days of Payables (DPO) exceeded our forty eight day goal and our receivables (DSO) approached their fifty day target as well. These gains released more than $40 million dollars which was used to fund voluntary debt payments and restructuring.

The effort expended by the four operating units to reach these levels uncovered many additional exciting opportunities they will harvest in 2009. One such opportunity is to reduce our lead time from receipt of an order to product shipment. Our sales personnel identified that in the challenged markets we find ourselves, lead time reduction, and its positive impact on reducing customer owned inventory, is a powerful competitive tool. As the year progressed, we noted a dramatic shift in customer behavior toward ordering more closely to the date they expected to need the product. While data we have from the Paper Clothing Association, a European based association of paper machine clothing manufacturers, indicates that overall clothing inventories in that market rose substantially throughout the year to nearly one billion dollars at current prices, our inventories in that market fell nearly twenty percent, as measured on an inventory turns basis. We believe this inventory build up occurred industry wide and partially accounts for the dramatic declines in new orders as the year drew to a close. Fortunately Xerium didn’t participate in this inventory buildup.

A contributor to the improved revenue and EBITDA has been the Company’s position on establishing more appropriate pricing and inventory policies with its customers. As I joined the Company in February 2008, I was struck by what appeared to be an uneven distribution of value in the relationship between the customers and our company. We have worked hard on improving pricing and sales terms during the year to correct this situation and as our third quarter results demonstrated, we were able to slow the price decline to well below 2007 levels. Year to date through the third quarter we experienced less than 1.5% real price decline with an improving trend, a much lower level than in 2007. That trend continued into the fourth quarter. Competitive pressures will make increasing prices challenging. We believe the best solution to this problem is to be found through the introduction of new products.

In late 2008, we introduced the first continuous pressure sensing paper machine roll. This breakthrough product is SmartRoll™. SmartRoll™ enables the paper maker to maximize the performance of his entire process by knowing the operating pressures of the paper machine while the machine is running. Several of these SmartRoll™ systems are already in use. Market acceptance of this product has resulted in orders for most of our first quarter 2009 capacity in North America.

Without question, these are unprecedented economic times in the paper industry. While the deepening recession is impacting all of our customers, the fundamentals of the already transforming paper market continue to evolve. We are optimistic the end of the recession will bring strong demand for paper, pulp and board, but the long term fate of the newsprint segment is yet to be determined. Meanwhile, tissue, a segment in which we enjoy strong market share, is doing well with expanded production in 2008 in Europe and North America. We expect this trend to continue with acceleration in Asia as rising GDP brings increased tissue consumption over the long term.

As we enter 2009, we will wrestle with the economic climate we and everyone in our industry faces. We have set our revenue expectations accordingly and are confident in our plan. In 2009, Xerium will generate less revenue and lower “bank” adjusted EBITDA than in 2008. Our ability to reduce “bank” adjusted EBITDA in comparison to the revenue reduction is due to our much reduced cost structure. We made difficult decisions to make this possible. During 2009 we have implemented or announced the implementation of frozen wages, frozen U.S. pensions, eliminated the Company’s 401K matching program, eliminated retiree medical programs, curtailed spending, closed plants, high-graded our talent pool, and changed many of our historical suppliers to more competitive ones. Clearly we do not shy away from making tough decisions.

Our financial models show us in compliance with all of our loan restrictions and covenants throughout 2009. Of course, conditions may deteriorate beyond our assumptions, so there can be no guarantee our plan will be achieved, but I am confident now, knowing what I do about the markets and our 2009 plan, we have a realistic outlook about the markets and our capabilities to serve them. If our 2008 performance is indicative of our ability to conquer challenges, 2009 will be difficult, but we will finish the year in better shape than we entered. Over the past few weeks, we communicated this message to the agencies that rate our debt. We have previously announced that one agency has already increased our debt rating following their review of our progress in late 2008. We are hopeful the other agency will do the same as our results are sustained into 2009. If we are able to achieve this upgrade, we will receive a substantial reduction in our debt interest rate so that we may use the additional cash for incremental debt reduction.

Adding to the our market challenges, the New York Stock Exchange notified the Company of our failure to comply with their listing standards in late December 2008. I believe a significant contributing factor to our stock price decline has been my desire to improve the operation of the business before I engaged analysts and investors in a dialogue about our plans. It is my belief that having meaningful results is better than having promises of future gains, so I made no promises other than my team would work hard on the right issues. But this meant little information other than quarterly filings made it to investor markets. I think the results I’ve shared with you here support the decision to be “silent”. Now that we have solid evidence of improvement, and as an element of our plan to regain NYSE listing standard compliance, we will actively engage the investment community and share with them the results of our first turnaround year. Xerium management will participate in investor conferences throughout 2009 to “spread the word” of the value inherent in our company and our progress to release that value. Public notice of our participation will be made as these are scheduled. In our work with the NYSE since receiving their notice, we learned that re-establishing our listing in good standing is a six to eighteen month process, even if our stock price rises quickly along with our market capitalization, to exceed compliance standard levels. We value this listing and will work diligently to preserve it.

As I write this letter to you, we are in our first quarter of 2009 and managing according to our plan. Our plan anticipates the first two quarters of 2009 to be the most challenging as customer inventories are adjusted downward with the consequence of soft ordering. As the inventory of finished paper is consumed, our customers’ mills will resume more normal production patterns. As their new orders arrive, our low finished goods inventory levels will enable us to resume production at our most efficient levels more quickly than our competitors. I believe that as the “channel” clears, a more stable but slightly lower revenue pattern will emerge. We have constructed our 2009 plan with this dynamic in mind.

This investor update has provided you with a brief look at our progress in 2008 and a sense of our 2009 planning. I look forward to discussing the details of our 2008 performance in our 10K filing and on our investor call in March.

Stephen R. Light

Chairman, President & CEO

About Xerium Technologies

Xerium Technologies, Inc. (NYSE: XRM) is a leading global manufacturer and supplier of two types of consumable products used primarily in the production of paper: clothing and roll covers. The Company, which operates around the world under a variety of brand names, utilizes a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 34 manufacturing facilities in 14 countries around the world, Xerium has approximately 3,600 employees.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Factors that could materially affect our actual results, levels of activity, performance or achievements include the following items: (i) our strategies and plans, including, but not limited to, those related to reducing financial leverage, developing new products, and reducing and realigning our workforce may be revised or may not be implemented as planned, and even if implemented, may not result in the expected benefits; (ii) our preliminary unaudited results may differ from our final audited results; (iii) the shutdown of our Australian operations and curtailment of our Vietnam project may not yield the expected improvements in our results; (iv) actual market conditions, including with respect to finished inventory levels, may be different from our expectations, market conditions may deteriorate beyond our assumptions, and competitive opportunities may not materialize as expected; (v) actions of debt rating agencies are beyond our control and may differ from our expectations; (vi) our plan to achieve compliance with NYSE continued listing standards may not be accepted by the NYSE; (vii) we may not meet the goals set forth in our plan to achieve NYSE compliance; (viii) even if we meet the goals set forth in the plan, we may not be able to achieve compliance with NYSE continued listing standards (ix) our revenues and profitability could be adversely affected by fluctuations in currency exchange rates; (x) our profitability would be reduced by a decline in the prices of our products; (xi) our profitability could be adversely affected by fluctuations in interest rates; (xii) we may not be able to develop and market new products successfully or we may not be successful in competing against new technologies developed by competitors; (xiii) changes in demand for our products, including our new products, such as SmartRoll™, could negatively impact our profitability; (xiv) our credit facility contains restrictive covenants, including covenants requiring compliance with minimum interest coverage and fixed charge coverage ratios and maximum leverage ratios, that will require us to improve our performance over time in order to comply therewith; (xv) we may have insufficient cash to fund growth and unexpected cash needs after satisfying our debt service obligations due to our high degree of leverage and significant debt service obligations; (xvi) we are subject to the risk of weaker economic conditions in the locations around the world where we conduct business, including without limitation the current turmoil in the credit markets and the impact of the current global economic crisis on the paper industry; (xvii) we may be required to incur significant costs to reorganize our operations in response to market changes in the paper industry; (xviii) we are subject to the risk of terrorist attacks or an outbreak or escalation of any insurrection or armed conflict involving the United States or any other country in which we conduct business, or any other national or international calamity; (xix) we are subject to any future changes in government regulation; (xx) we are subject to any changes in U.S. or foreign government policies, laws and practices regarding the repatriation of funds or taxes and (xxi) those other risks described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 filed with the Securities and Exchange Commission and subsequent SEC filings. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this press release reflects our current views with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

#    #    #